UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement

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Nikola Corporation
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Nikola Urges Stockholders to Vote “FOR” Each Proposal at Annual Meeting in Letter to Stockholders

•Annual Meeting scheduled for June 30, 2022, at 9:00 a.m. Pacific Time
•Nikola urges ALL stockholders of record at the close of business on April 4, 2022, who have not yet voted, to vote by 11:59 p.m., Eastern Time on June 29, 2022

PHOENIX – June 7, 2022 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy infrastructure solutions, today released a letter to stockholders in connection with its 2022 Annual Meeting of Stockholders, which is scheduled for June 30, 2022, at 9:00 a.m. Pacific Time. The letter urges stockholders to vote “FOR” each proposal, including a proposal to increase the number of authorized shares of the Company’s common stock, as described in Nikola’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 20, 2022. Stockholders of record at the close of business on April 4, 2022, are entitled to vote. The meeting will be held virtually at www.virtualshareholdermeeting.com/NKLA2022 via live audio webcast.

The full text of the letter follows:

June 7, 2022

Important Voting Information for Nikola Annual Meeting on June 30, 2022

Dear Fellow Stockholders,

On behalf of the Board of Directors, I am reaching out to you directly to ensure you vote in advance of Nikola’s Annual Meeting of Stockholders on June 30, 2022. Your support is needed for each of the proposals and your participation in Nikola’s future is important.

Vote Your Shares Today – By Mail, Telephone, or Internet:
•Nikola encourages ALL stockholders, including individual holders, to vote regardless of the number of shares held. You must actively vote your shares so they can be counted as FOR each of the proposals.
•Stockholders as of the close of business on April 4, 2022, the record date for the Annual Meeting, should vote their shares even if they no longer own them.
•Voting will remain open until 11:59 p.m., Eastern Time on June 29, 2022.
•The meeting will be held virtually on June 30, 2022, at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/NKLA2022 via live audio webcast.
•You can vote by mail by completing, signing, dating and returning the proxy card.
•To vote your shares by telephone, please call Alliance Advisors, Nikola’s proxy solicitor, toll-free, at (855) 935-2562. Overseas voters can call 1-(207) 607-7123. You can also contact Alliance Advisors if you have any questions about how to vote your shares.
◦Retail investors, including individual stockholders who purchased shares through app-based brokers, should call the above numbers to ensure their vote counts.
•Internet voting platforms are open for voting. If you hold shares in "street name," you may vote by internet by following the instructions provided by your broker, bank or other nominee. You can vote online through a service provided by your broker by going to www.proxyvote.com. Before visiting the above websites, please make sure you have your control number, which has been shared with this mailing and has accompanied this distribution.
•If you have already submitted your vote, no further action is required.

After adjourning our annual meeting on June 1, 2022, Nikola had received the necessary number of votes from stockholders to approve Proposals 1, 3, and 4. These proposals were related to election of directors, a non-binding advisory vote on compensation of named executive officers, and ratification of our independent registered public accounting firm. As for Proposal 2, approximately 64% of shares voted were in favor of authorizing Nikola to increase the number of shares of common stock. However, this proposal requires a majority of all outstanding common stock for approval, and therefore the number of votes received was insufficient to pass this proposal.

That is why we are communicating with you today. Your vote FOR Proposal 2 is very important. As described in the proxy statement, the additional authorized shares would provide us with increased financing and capital raising flexibility to support our need for additional capital to support the growth of our business and could be used for other business and financial purposes that our board of directors deems are in Nikola’s best interest, including the acquisition of other companies, businesses or products in exchange for common stock, attraction and retention of employees through the issuance of additional securities under our equity incentive plans, and implementation of stock splits and issuance of dividends in the future.

I continue to be even more confident in our company’s future as a pioneer in zero-emission transportation in 2022 and beyond. Thank you for your continued support of Nikola.

Sincerely,

Mark Russell, Chief Executive Officer and President

About Nikola Corporation
Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of federal securities laws, including statements relating to Nikola’s business, the potential use of additional shares of common stock and any expected benefits to Nikola from any such shares of common stock. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to risks related to the ability to obtain stockholder approval of the proposal; potential impact of market and other general economic conditions; design and manufacturing changes and delays; general economic, financial, legal, regulatory, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; the outcome of legal, regulatory and judicial proceedings to which Nikola is, or may become a party; demand for and customer acceptance of Nikola’s trucks; risks associated with development and testing of fuel-cell power modules and hydrogen storage systems; risks related to the rollout of Nikola’s business and the timing of expected business milestones; the effects of competition on Nikola’s business; the availability of capital; and the factors, risks and uncertainties described in the “Risk Factors” section of Nikola’s quarterly report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC, in addition to its subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Nikola assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

INVESTOR INQUIRIES:
investors@nikolamotor.com

MEDIA INQUIRIES

Nicole Rose
nicole.rose@nikolamotor.com
480-660-6893

Colleen Robar
crobar@robarpr.com
313-207-5960